UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Suite 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, Robert Howard resigned from the Amerigon Incorporated (“Amerigon” or the “Corporation”) Board of Directors by delivering his written resignation to the President of Amerigon. Mr. Howard’s resignation was effective immediately.

Also on February 12, 2007, the Corporation’s Board of Directors filled the vacancy on the Amerigon Board of Directors created by Mr. Howard’s resignation, as well as the two other vacancies that already existed on the Board of Directors, by appointing Maurice Gunderson, Daniel Coker and Lon Bell to the Corporation’s Board of Directors.

Mr. Gunderson currently holds the position of Venture Partner at CMEA Ventures, a San Francisco-based venture capital firm, and is the managing member of the consulting firm Shingebiss, LLC. Mr. Coker is currently the President and Chief Executive Officer of the Corporation. Dr. Bell is currently the President of BSST LLC, a subsidiary of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ Barry Steele
Barry Steele,
Chief Financial Officer and Secretary

Date: February 15, 2007